=================================================================



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                          ---------------

                             FORM 8-K

                          CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                          ---------------


         Date of Report (Date of earliest event reported):
                         February 6, 1998



                           ALRENCO, INC.
      (Exact name of registrant as specified in its charter)



          Indiana                      0-27490              35-1480655
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)          Identification No.)



1736 E. Main Street, New Albany, Indiana                        47150
(Address of principal executive offices)                      (Zip Code)


                        (812) 949-3370
     (Registrant's telephone number, including area code)



                        Not Applicable
 (Former name or former address, if changed since last report)


=================================================================

Item 5.    Other Events.
           ------------

           On February 6, 1998, Alrenco, Inc. ("Alrenco") announced financial results for the quarter and year ended December 31, 1997. At the same time, RTO, Inc. ("RTO") announced preliminary unaudited operating results for the quarter ended December 31, 1997. A copy of the joint press release announcing results for both companies is attached as Exhibit 99 hereto and incorporated herein by reference.

           On September 28, 1997, Alrenco executed an Agreement and Plan of Merger, dated as of September 28, 1997, between Alrenco and RTO, pursuant to which, among other things, (a) RTO will merge with and into Alrenco, and (b) Alrenco will be the surviving corporation in the merger, and (c) each stockholder of RTO will be entitled to receive 89.795 shares of Alrenco's common stock in exchange for each outstanding share of RTO's common stock.

Item 7.    Financial Statements, Pro Forma Financial Information
           and Exhibits.
           -----------------------------------------------------

(c)  Exhibits.
     --------

     The following exhibit is filed as a part of this report:

Exhibit
Number                Description of Exhibits
-------               -----------------------

   99           --    Joint Press Release dated February 6, 1998,
                      announcing financial and operating results for Alrenco, Inc. and RTO, Inc.

                              Signatures
                              ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 1998


                              ALRENCO, INC.



                              By: /s/ Theodore H. Wilson
                                 -----------------------------------
                                 Theodore H. Wilson
                                 Executive Vice President and
                                   Chief Financial Officer

                           INDEX TO EXHIBITS


Exhibit
Number                     Description of Exhibits
-------                    -----------------------

 99        --   Joint Press Release dated February 6, 1998,
                announcing financial and operating results for Alrenco, Inc. and RTO, Inc.

                             NEWS RELEASE
                             ALRENCO, INC.
                         1736 EAST MAIN STREET
                         NEW ALBANY, IN  47150
                      Telephone:  (812) 949-3370
                      Facsimile:  (812) 948-2579


FOR IMMEDIATE RELEASE
---------------------
Contact:  AT ALRENCO:
Theodore H. Wilson
Chief Financial Officer
812-949-3370

AT RTO:
K. David Belt
Chief Financial Officer
972-288-9327


                     ALRENCO REPORTS 1997 EARNINGS

            ----------------------------------------------

            Revenues Increase 61% to Record $102.6 Million

            ----------------------------------------------

               RTO, INC. ANNOUNCES PRELIMINARY OPERATING
                      RESULTS FOR FOURTH QUARTER

NEW ALBANY, IN and MESQUITE, TX (February 6, 1998) - Alrenco,
Inc. (Nasdaq/NM: RNCO), one of the largest rental-purchase companies in the U.S., today reported results for the fourth quarter and year ended December 31, 1997.

     Revenues for the year ended December 31, 1997, increased 61% to a record $102.6 million from $63.9 million in 1996. Operating profit was $7.0 million compared with $6.7 million for the year-earlier period. Net earnings for the year decreased 2% to $3.6 million from $3.7 million for the prior year. Earnings per diluted share were $0.59 for 1997 compared with $0.76 for 1996.

     For the fourth quarter, revenues increased 34% to $26.4 million from $19.7 million for the fourth quarter of 1996. Operating profit was $218,000 compared with $1.4 million for the year-earlier period. Net loss for the quarter was ($540,000), or ($0.09) per diluted share, compared with net earnings of $914,000, or $0.15 per diluted share, for the prior year period.

     Michael D. Walts, chairman and president of Alrenco, said, "As we announced earlier, our results for the quarter and the year were below expectations. There were three primary factors which impacted our 1997 performance. First, the decline in units on rent that we experienced during the summer and early fall did not recover to the extent we expected during the fourth quarter. Second, our collection percentages in the fourth quarter fell below average historical levels. Third, in anticipation of the merger with RTO, we took a more critical look at our business and incurred expenses which we believe better position the company for the merger and 1998. Also impacting our fourth quarter numbers
                                -MORE-

RNCO Announces Fourth Quarter Results
Page 2
February 6, 1998

was a negotiated partial settlement relating to a federal income tax audit which resulted in an additional expense of approximately $0.03 per share.

     "We believe that when the merger with RTO is completed, all of our employees can refocus on day-to-day operations and store level performance."

     RTO, Inc. also today announced preliminary unaudited results for the fourth quarter of 1997. RTO expects to incur a pre-tax loss of approximately $8.5 million to $9.5 million for the quarter, compared to a pre-tax loss for the third quarter of 1997 of approximately $2.0 million. This loss is primarily attributable to losses incurred at stores opened in 1997, costs incurred with respect to the merger, higher advertising expenses and other costs associated with changing the name of 165 of RTO's existing stores to "Home Choice," higher store level expenses and higher corporate expenses due both to the merger and to RTO's substantial growth since its inception.

     George D. Johnson, Jr., chairman of RTO, said, "Our business remained strong in the fourth quarter. Units on rent increased by 20,808, or 10%, during the quarter as compared to units on rent at September 30, 1997. We believe that the steps taken by RTO in the fourth quarter of 1997 will improve the profitability of our existing operations and contribute to a successful integration of our business with Alrenco. We remain confident that our strategy of aggressive store openings and acquisitions will enable the combined company to pursue the strategic objective of becoming one of the leading rental-purchase store operators in the rental-purchase industry."

     As previously announced, on September 29, 1997, Alrenco and RTO entered into a definitive merger agreement. Under terms of the agreement, RTO shareholders will receive approximately 10.9 million shares of Alrenco's common stock in exchange for all of the outstanding common stock of RTO. The combined company, to operate as Alrenco, Inc., will be the third largest company in the rental-purchase industry with 432 rental-purchase stores and aggregate annual revenues in 1997 of more than $230 million.

     Alrenco operates 165 rental-purchase stores in 18 states, primarily in the Midwest and Southeast, offering high quality, brand-name consumer merchandise under flexible rental-purchase agreements, also known as rent-to-own agreements.

     RTO, headquartered in Mesquite, Texas, operates 267 rental-purchase stores in 16 states, primarily in the Southwest and Southeast.

     THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMBINED COMPANY FOLLOWING THE MERGER MAY DIFFER SIGNIFICANTLY FROM THE RESULTS AND EXPECTATIONS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN THE COMPETITIVE ENVIRONMENT WITHIN THE RENTAL-PURCHASE INDUSTRY, THE ABILITY OF ALRENCO AND RTO TO INTEGRATE THEIR RESPECTIVE OPERATIONS FOLLOWING THE MERGER, THE ABILITY TO INTEGRATE AND MANAGE FUTURE ACQUIRED BUSINESSES, AND THE ABILITY TO OPEN NEW RENTAL-PURCHASE STORES ON A PROFITABLE BASIS.

                                -MORE-

RNCO Announces Fourth Quarter Results
Page 3
February 6, 1998


                                     ALRENCO, INC.
                                 FINANCIAL HIGHLIGHTS
                         (In thousands, except per share data)

                              THREE MONTHS ENDED              FOR THE YEARS ENDED
                                 DECEMBER 31,                    DECEMBER 31,
                         ----------------------------     ----------------------------
                            1997             1996             1997            1996
                         -----------      -----------     ------------     -----------
REVENUE
Rentals and fees         $26,026,335      $19,249,218     $100,724,601     $62,536,490
Sales                        382,998          370,874        1,769,872       1,199,375
Other                         17,532           64,139          103,787         119,043
                         -----------      -----------     ------------     -----------
    Total revenues        26,426,865       19,684,231      102,598,240      63,855,808

OPERATING EXPENSES
Direct store expenses
  Depreciation of
    rental merchandise     6,399,040        4,352,200       24,464,675      13,964,028
  Cost of sales              372,112          302,558        1,446,148         835,667
  Salaries and other
    expenses              14,360,976       11,402,543       55,850,291      35,640,094
                         -----------      -----------     ------------     -----------
                          21,132,128       16,057,301       81,761,114      50,439,789

General and administrative
  expenses                 4,170,161        1,685,711       10,469,013       5,588,925
Amortization of
  intangibles                906,690          527,334        3,355,492       1,140,675
                         -----------      -----------     ------------     -----------
    Total operating
      expenses            26,208,979       18,270,346       95,585,619      57,169,389
                         -----------      -----------     ------------     -----------

    Operating profit         217,886        1,413,885        7,012,621       6,686,419

  Gain on sale of assets          --               --         (950,366)             --
  Interest income               (189)        (127,569)          (1,555)        133,688
  Interest expense           400,863           37,050        1,245,464         652,255
                         -----------      -----------     ------------     -----------

Earnings before
  income taxes              (182,808)       1,504,404        6,719,078       6,167,852

Income tax expense           357,444          590,700        3,132,774       2,504,474
                         -----------      -----------     ------------     -----------

  NET EARNINGS           $  (540,252)     $   913,704     $  3,586,304     $ 3,663,378
                         ===========      ===========     ============     ===========

Weighted average
  shares  - Basic          6,095,516        6,044,778        6,082,844       4,766,506

Earnings per common
  share - Basic          $     (0.09)     $      0.15     $       0.59     $      0.77

Weighted average
  shares - Diluted         6,116,247        6,061,492        6,090,855       4,789,733

Earnings per common
  share - Diluted        $     (0.09)     $      0.15     $       0.59     $      0.76

                                         -###-